SCHEDULE A
The (i) name, (ii) title, (iii) citizenship, (iv) principal occupation and (v) business address of each director of (A) Galahad Securities Limited, (B) Legatum Capital Limited, (C) Legatum Global Holdings Limited, (D) Legatum Global Investment Limited and (E) Senate Limited, acting on behalf of that certain trust formed under the laws of The Cayman Islands as of 1 July 1996 are as follows.

Name	Title	Citizenship	Principal Occupation	Business Address

A. Galahad Securities Limited

Derek Sheeler	Director	U.S.	Chief Investment Officer	PO Box 71082, Dubai, United Arab Emirates

Philip Vassiliou	Director	Britain	Managing Director	PO Box 71082, Dubai, United Arab Emirates

Mark Stoleson	Director	U.S.	President	PO Box 71082, Dubai, United Arab Emirates
B. Legatum Capital Limited

Alan McCormick	Director	Britain	Managing Director	PO Box 71082, Dubai, United Arab Emirates

Philip Vassiliou	Director	Britain	Managing Director	PO Box 71082, Dubai, United Arab Emirates

Mark Stoleson	Director	U.S.	President	PO Box 71082, Dubai, United Arab Emirates
C. Legatum Global Holdings Limited

Christopher Chandler	Director	New Zealand	Chairman	PO Box 71082, Dubai, United Arab Emirates

Alan McCormick	Director	Britain	Managing Director	PO Box 71082, Dubai, United Arab Emirates

Mark Stoleson	Director	U.S.	President	PO Box 71082, Dubai, United Arab Emirates

Darrin Payne	Secretary	Australia	Chief Financial Officer	PO Box 71082, Dubai, United Arab Emirates

D. Legatum Global Investment Limited

Christopher Chandler	Director	New Zealand	Chairman	PO Box 71082, Dubai, United Arab Emirates

Alan McCormick	Director	Britain	Managing Director	PO Box 71082, Dubai, United Arab Emirates

Mark Stoleson	Director	U.S.	President	PO Box 71082, Dubai, United Arab Emirates

Darrin Payne	Secretary	Australia	Chief Financial Officer	PO Box 71082, Dubai, United Arab Emirates
E. Senate Limited, acting on behalf of that certain trust formed under the laws of The Cayman Islands as of 1 July 1996

Richard Douglas	Director	Britain	Director	One Capital Place, George Town, Grand Cayman, Cayman Islands BWI

Mark Stoleson	Director	U.S.	President	PO Box 71082, Dubai, United Arab Emirates
Security Ownership of Schedule A Persons
Derek Sheeler, a director of Galahad Securities Limited, currently owns 350,000 shares of the Issuer. Mr. Sheeler has no plans to dispose of his shares and, depending upon market conditions, he may choose to acquire additional shares of the Issuer or dispose of his shares.